UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2016

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2016, Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), Landmark Infrastructure Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC, RBC Capital Markets, LLC and FBR Capital Markets & Co., as representatives of the several underwriters set forth in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the public offering and sale by the Partnership of 1,600,000 7.90% Series B Cumulative Redeemable Perpetual Preferred Units (the “Preferred Units”) representing limited partner interests in the Partnership at a price to the public of $25.00 per unit (the “Offering”). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an additional 240,000 Preferred Units (the “Option Units”) from the Partnership. On August 5, 2016, the Underwriters exercised in full their option to purchase the Option Units. The distribution rate for the Preferred Units will be 7.90% per annum of the $25.00 liquidation preference per unit (equal to $1.975 per unit per annum).

The Offering closed on August 8, 2016, and the Partnership received net proceeds from the Offering of approximately $44.3 million (after deducting estimated underwriting discounts, fees and offering expenses) and intends to use the proceeds to repay indebtedness under its revolving credit facility.

The issuance of the Preferred Units was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-208316), filed on December 3, 2015, and declared effective by the Securities and Exchange Commission (the “Commission”) on December 30, 2015, and a Prospectus Supplement, filed with the Commission on August 5, 2016.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and the General Partner, and customary conditions to closing, indemnification obligations of the Partnership, the General Partner and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The Underwriters and their affiliates have performed investment and commercial banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business. Because affiliates of certain of the Underwriters are lenders under the Partnership’s revolving credit facility, these Underwriters or their affiliates will receive a portion of the net proceeds from this offering (not including underwriting discounts and commissions) pursuant to the repayment of indebtedness thereunder.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Item 5.03 regarding the Partnership Agreement (as defined below) of the Partnership is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the closing of the Offering, on August 8, 2016, the Partnership executed the Third Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP (the “Partnership Agreement”) for the purpose of defining the preferences, rights, powers and duties of holders of the Preferred Units.

The Preferred Units rank senior to the Partnership’s common units with respect to the payment of distributions and distribution of assets upon liquidation, dissolution and winding up. The Preferred Units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership or converted into its common units in connection with a change of control.

Holders of Preferred Units issued in the Offering will be entitled to receive, when, as and if declared by the Board of Directors of the General Partner out of legally available funds for such purposes, cumulative cash quarterly distributions. Distributions on Preferred Units will be cumulative from August 8, 2016, and payable quarterly on the 15th day of February, May, August and November of each year, commencing November 15, 2016. The initial distribution on the Preferred Units will be paid on November 15, 2016 in an amount equal to $0.5321527 per unit. Distributions on the Preferred Units will accrue at a rate of 7.90% per annum per $25.00 stated liquidation preference per Preferred Unit.

At any time on or after August 8, 2021, the Partnership may, at its option, redeem the Preferred Units, in whole or in part, at a redemption price of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption. In addition, the Partnership may redeem the Preferred Units at the same redemption price following certain changes of control, as described in the Partnership Agreement. If the Partnership does not exercise this option, then the holders of the Preferred Units have the right to convert the Preferred Units into a number of common units per Preferred Unit as set forth in the Partnership Agreement. If the Partnership exercises its right to redeem all outstanding Preferred Units, the holders of Preferred Units will not have the conversion right described above.

Holders of Preferred Units will generally have no voting rights except in certain limited circumstances or as required by law. The terms of the Preferred Units are more fully set forth in the Partnership Agreement, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

1.1

Underwriting Agreement dated August 3, 2016 among Landmark Infrastructure Partners LP, Landmark Infrastructure Partners GP LLC, Landmark Infrastructure Operating Company LLC and UBS Securities LLC, RBC Capital Markets, LLC, and FBR Capital Markets & Co., as representatives of the several Underwriters set forth in Schedule I thereto.

3.1	Third Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP.
4.1

Specimen Unit Certificate for the Series B Preferred Units (attached as Exhibit C to the Third Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP filed as Exhibit 3.1 hereto and incorporated herein by reference).

5.1	Opinion of Latham & Watkins LLP regarding legality of the Series B Preferred Units.
8.1	Opinion of Latham & Watkins LLP regarding tax matters.
23.1	Consent of Latham & Watkins LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC, its general partner

Dated: August 8, 2016	By:	/s/ George P. Doyle
		Name:	George P. Doyle
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

1.1

Underwriting Agreement dated August 3, 2016 among Landmark Infrastructure Partners LP, Landmark Infrastructure Partners GP LLC, Landmark Infrastructure Operating Company LLC and UBS Securities LLC, RBC Capital Markets, LLC, and FBR Capital Markets & Co., as representatives of the several Underwriters set forth in Schedule I thereto.

3.1	Third Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP.
4.1

Specimen Unit Certificate for the Series B Preferred Units (attached as Exhibit C to the Third Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP filed as Exhibit 3.1 hereto and incorporated herein by reference).

5.1	Opinion of Latham & Watkins LLP regarding legality of the Series B Preferred Units.
8.1	Opinion of Latham & Watkins LLP regarding tax matters.
23.1	Consent of Latham & Watkins LLP (included in its opinions filed as Exhibits 5.1 and 8.1).